                                                                    EXHIBIT 99.9

                                                                   INITIAL GRANT
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                           RESTORATION HARDWARE, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                    ----------------------------------------
                             AUTOMATIC STOCK OPTION
                             ----------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Restoration Hardware, Inc. (the "Corporation"):

          Optionee:  ________________________________________

          Grant Date:  ______________________________________

          Exercise Price:  $__________________ per share
          --------------

          Number of Option Shares: __________________________________ shares
          -----------------------

          Expiration Date:  _________________________________

          Type of Option: _______  Non-Statutory Stock Option
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          Date Exercisable: ________  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall initially be unvested and
          ----------------
          subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the three (3)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Restoration Hardware, Inc. 1998 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit
                                                                        -------
A.
-

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the
                                                       ---------
Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
          ----------------
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights.  Nothing in this Notice or the attached
          -----------------------
Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
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meaning assigned to them in this Notice or in the attached Automatic Stock
Option Agreement.

________________________, 199__
          Date


                              RESTORATION HARDWARE, INC.


                              By: _____________________________________________

                              Title: __________________________________________



                              _________________________________________________
                              ((1)), OPTIONEE

                              Address: ________________________________________

                              _________________________________________________


ATTACHMENTS
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EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT


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